Exhibit 99.1

The Marygold Companies Reports Financial Results for 2023 Second Fiscal Quarter

-Company Posts Profitable Operating Results, with Strong Balance Sheet-

-Enters Beta Testing Phase for New Fintech App,

Expected Soft Launch Later this Calendar Year-

San Clemente, Calif., February 14, 2023—The Marygold Companies, Inc. (“TMC,” or the “Company”) (NYSE American: MGLD), a diversified global holding firm, today reported financial results for the second fiscal quarter and six months ended December 31, 2022.

Net revenue for the second fiscal quarter of 2023 was $8.8 million, versus $9.4 million for the comparable prior year period. Net income for the 2023 second fiscal quarter amounted to $181,794, equal to approximately breakeven per share, compared with $1.0 million, or $0.03 per diluted share, for the same quarter of the prior fiscal year.

For the first half of the current fiscal year, net revenue was $17.7 million, versus $19.2 million a year ago. Net income for the six months ended December 31, 2022 increased to $678,962, equal to $0.02 per diluted share, compared with a net loss of $857,658, or a net loss of $0.02 per share, in the same period a year ago, which included a legal settlement of $2.5 million in last fiscal year’s first quarter.

The Company’s balance sheet remained strong at December 31, 2022, with no debt. Cash and cash equivalents increased to $14.6 from $12.9 million at June 30, 2022. Total stockholders’ equity rose to $29.8 million at December 31, 2022, from $29.0 million at June 30, 2022, Total assets were $35.2 million at the close of the second fiscal quarter of 2023, compared with $35.3 million at June 30, 2022, with the slight decrease principally reflecting currency translation values in the Company’s foreign holdings.

“We are pleased to have achieved profitable operations during a period in which continued investments were made in the late development stages of our mobile fintech app at Marygold & Co., and when assets under management (AUM) at our largest subsidiary, USCF Investments, were lower than in the prior year,” said David Neibert, Chief Operations Officer of The Marygold Companies. Average AUM at USCF Investments was approximately $3.8 billion in the most recent quarter, compared with $4.2 billion for the end of the comparable period last year.

“Our non-financial operations - Original Sprout, Gourmet Foods and Brigadier Security Systems - felt the pressures of the continued inflationary environment in the quarter, although each was cash flow positive and posted operating income. Initiatives are being implemented to enhance the performance of these business units through changes in product mix and establishing new sales channels,” Neibert added.

“All segments of our business are sound and performing on plan, which we view as an outstanding achievement and a testament to our dedicated team in today’s challenging economic climate,” said Nicholas Gerber, TMC’s Chief Executive Officer. “At the same time, we are making great strides completing the development of our mobile fintech app to provide users with a unified platform for spending, saving and investing, while offering detailed transaction reporting coupled with ease of use. We expect to soft launch this exciting product later this calendar year.”

Business Units

The Company’s USCF Investments subsidiary, www.uscfinvestments.com, acquired in December 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 12 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in August 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in July 2020, Printstock Products Limited https://www.printstocknz.com/, is a printer of specialized food wrappers and is located in Napier, New Zealand. Its operations are consolidated with those of Gourmet Foods.

Brigadier Security Systems, www.brigadiersecurity.com, acquired in June 2016 and headquartered in Saskatoon, Canada, provides comprehensive security solutions to homes and businesses, government offices, schools and other public buildings throughout the province under the brands Brigadier Security Systems in Saskatoon and Elite Security in Regina, Canada.

Acquired at the end of 2017, San Clemente, Calif.-based Original Sprout, www.originalsprout.com, produces and distributes a full line of vegan, safe, non-toxic hair and skin care products, including a “reef safe” sun screen, in the U.S. and its territories, the U.K., E.U., Turkey, Middle East, Africa, Taiwan, Mexico, South America, Singapore, Hong Kong, Malaysia, New Zealand, Australia and Canada among other areas.

Marygold & Co., formed in the U.S. during 2019 and operating from offices in Denver, CO, together with its wholly owned subsidiary, Marygold & Co. Advisory Services, LLC, was established to explore opportunities in the financial technology sector. The company continues in the development stage as it works toward introduction of a fintech mobile banking app. https://marygoldandco.com/.

Marygold & Co. (UK) Limited, formed in the U.K. during August 2021, operates through its recently acquired subsidiary, Tiger Financial & Asset Management Limited (“Tiger”), a U.K. based investment adviser. Tiger’s core business is managing clients’ financial wealth across a diverse product range, including cash, national savings, individual savings accounts, unit trusts, insurance company products such as investment bonds and other investment vehicles. http://www.tfam.co.uk/

About The Marygold Companies, Inc.

The Marygold Companies, Inc., which changed its name from Concierge Technologies, Inc. in March 2022, was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Tiger Financial & Asset Management Limited, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, a soft launch of the mobile fintech app later this year, involve significant risks and uncertainties that could cause actual results to differ materially from the expected results and, consequently, should not be relied upon as predictions of future events. These forward-looking statements, including the factors disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2022, and in the Company’s other filings with the Securities and Exchange Commission, are not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:
Roger S. Pondel PondelWilkinson Inc. 310-279-5965 rpondel@pondel.com Contact the Company: David Neibert, Chief Operations Officer 949-429-5370 dneibert@themarygoldcompanies.com

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2022	June 30, 2022 (1)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$14,579,438	$12,915,620
Accounts receivable, net	1,104,856	959,350
Accounts receivable - related parties	1,767,220	2,230,874
Inventories	2,583,935	2,200,742
Prepaid income tax and tax receivable	1,046,909	1,166,318
Investments, at fair value	4,346,998	5,065,931
Other current assets	735,834	699,547
Total current assets	26,165,190	25,238,382

Restricted cash	406,642	1,013,279
Property, plant and equipment, net	1,306,675	1,391,894
Operating lease right-of-use asset	1,216,302	1,357,686
Goodwill	2,307,202	2,307,202
Intangible assets, net	2,509,098	2,708,896
Deferred tax assets, net - United States	753,078	753,078
Other assets, long - term	552,660	540,160
Total assets	$35,216,847	$35,310,577

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,720,350	$2,805,790
Expense waivers – related parties	163,576	70,199
Operating lease liabilities, current portion	682,484	660,957
Purchase consideration payable	604,990	1,237,207
Loans - property and equipment, current portion	33,384	33,496
Total current liabilities	4,204,784	4,807,649

LONG-TERM LIABILITIES
Loans - property and equipment, net of current portion	427,490	459,178
Operating lease liabilities, net of current portion	569,190	743,923
Deferred tax liabilities, net-foreign	260,553	260,553
Total long-term liabilities	1,257,233	1,463,654
Total liabilities	5,462,017	6,271,303

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized
Series B: 49,360 shares issued and outstanding at December 31, 2022 and at June 30, 2022	49	49
Common stock, $0.001 par value; 900,000,000 shares authorized; 39,383,459 shares issued and outstanding at December 31, 2022 and at June 30, 2022	39,384	39,384
Additional paid-in capital	12,329,609	12,313,205
Accumulated other comprehensive loss	(214,600)	(234,790)
Retained earnings	17,600,388	16,921,426
Total stockholders' equity	29,754,830	29,039,274
Total liabilities and stockholders' equity	$35,216,847	$35,310,577

(1) Derived from audited financial statements

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(UNAUDITED)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Six Months Ended December 31, 2022	Six Months Ended December 31, 2021

Net revenue
Fund management - related party	$5,266,171	$5,701,384	$10,685,606	$11,358,411
Food products	1,932,304	2,108,257	3,869,752	4,468,402
Security systems	665,028	642,623	1,294,860	1,333,253
Beauty products	784,463	992,852	1,588,541	2,013,924
Financial services	124,282	-	257,775	-
Net revenue	8,772,248	9,445,116	17,696,534	19,173,990

Cost of revenue	2,230,954	2,417,798	4,255,969	5,068,538

Gross profit	6,541,294	7,027,318	13,440,565	14,105,452

Operating expense
Salaries and compensation	2,804,759	2,576,285	5,173,141	4,707,440
General and administrative expense	1,820,469	1,198,209	3,511,867	3,317,711
Fund operations	1,112,244	1,102,237	2,252,832	2,203,853
Marketing and advertising	555,939	690,831	1,328,749	1,409,486
Depreciation and amortization	147,769	133,191	296,985	287,849
Legal settlement	-	-	-	2,500,000
Total operating expenses	6,441,180	5,700,753	12,563,574	14,426,339

Income (loss) from operations	100,114	1,326,565	876,991	(320,887)

Other income (expense):
Interest and dividend income	62,630	6,088	115,193	13,484
Interest expense	(3,596)	(10,085)	(11,403)	(20,285)
Other income (expense)	129,975	(214,981)	31,761	(206,973)
Total other income (expense), net	189,009	(218,978)	135,551	(213,774)

Income (loss) before income taxes	289,123	1,107,587	1,012,542	(534,661)

Provision for income taxes	(107,329)	(84,252)	(333,580)	(322,997)

Net income (loss)	$181,794	$1,023,335	$678,962	$(857,658)

Weighted average shares of common stock
Basic	40,370,659	38,473,159	40,370,659	38,473,159
Diluted	40,370,659	38,473,159	40,383,722	38,473,159

Net income (loss) per common share
Basic and diluted	$0.00	$0.03	$0.02	$(0.02)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Six Months Ended December 31, 2022	Six Months Ended December 31, 2021

Net income (loss)	$181,794	$1,023,335	$678,962	$(857,658)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	333,949	(14,442)	20,190	(100,610)
Comprehensive income (loss)	$515,743	$1,008,893	$699,152	$(958,268)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE THREE AND SIX MONTH PERIODS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021

(UNAUDITED)

Period Ending December 31, 2022	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
Balance at July 1, 2022	49,360	$49	39,383,459	$39,384	$12,313,205	$(234,790)	$16,921,426	$29,039,274
Loss on currency translation	-	-	-	-	-	(313,759)	-	(313,759)
Stock-based compensation	-	-	-	-	6,700	-	-	6,700
Net income	-	-	-	-	-	-	497,168	497,168
Balance at September 30, 2022	49,360	$49	39,383,459	$39,384	$12,319,905	$(548,549)	$17,418,594	$29,229,383
Gain on currency translation	-	-	-	-	-	333,949	-	333,949
Stock-based compensation	-	-	-	-	9,704	-	-	9,704
Net income	-	-	-	-	-	-	181,794	181,794
Balance at December 31, 2022	49,360	$49	39,383,459	$39,384	$12,329,609	$(214,600)	$17,600,388	$29,754,830

Period Ending December 31, 2021	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
Balance at July 1, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$142,581	$15,775,705	$25,286,664
Loss on currency translation	-	-	-	-	-	(86,168)	-	(86,168)
Net loss	-	-	-	-	-	-	(1,880,993)	(1,880,993)
Balance at September 30, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$56,413	$13,894,712	$23,319,503
Loss on currency translation	-	-	-	-	-	(14,442)	-	(14,442)
Net income	-	-	-	-	-	-	1,023,335	1,023,335
Balance at December 31, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$41,971	$14,918,047	$24,328,396

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Month Period Ended
	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$678,962	$(857,658)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	296,985	287,849
Bad debt expense	582	-
Impairment to inventory value	288	3,478
Stock-based compensation	16,404	-
Unrealized gain on investments	(11,020)	(29,251)
Loss on disposal of equipment	-	37,189
Operating lease right-of-use asset - non-cash lease cost	147,363	337,850

Decrease (increase) in current assets:
Accounts receivable, net	(199,029)	(118,395)
Accounts receivable - related party	463,654	256,020
Prepaid income taxes and tax receivable	121,124	(324,699)
Inventories	(360,765)	(196,514)
Other current assets	(33,427)	(74,549)
(Decrease) increase in current liabilities:
Accounts payable and accrued expenses	(43,698)	(486,835)
Operating lease liabilities	(153,206)	(341,411)
Expense waivers - related party	93,378	59,064
Net cash provided by (used in) operating activities	1,017,595	(1,447,862)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(34,777)	(3,988)
Purchase consideration payable	(633,893)	-
Proceeds from sale of investments	1,000,000	506,492
Purchase of investments	(266,680)	(1,533,385)
Net cash provided by (used in) investing activities	64,650	(1,030,881)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of property and equipment loans	(7,099)	(7,208)
Principal payments of finance lease liability	(5,573)	(1,753)
Issuance costs pursuant to planned stock issuance	-	(249,720)
Net cash used in financing activities	(12,672)	(258,681)

Effect of exchange rate change on cash and cash equivalents	(12,392)	(50,404)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,057,181	(2,787,828)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING BALANCE	13,928,899	16,086,944

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$14,986,080	$13,299,116

Cash and cash equivalents	14,579,438	13,285,452
Restricted cash	406,642	13,664
Total cash, cash equivalents and restricted cash shown in statement of cash flows	$14,986,080	$13,299,116

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$7,855	$8,046
Income taxes paid, net	$164,396	$632,961
NON CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of operating right-of-use assets through operating lease liability	$103,609	995,805
Acquisition of equipment through finance lease liability	$-	$150,625

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements